                 CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our reports dated
August 8, 1995 on the financial statements of the Capital
Reserves Portfolio and the Money Reserves Portfolio, series of
Alliance Capital Reserves, referred to therein in Post-Effective
Amendment No. 28 to the Registration Statement on Form N-1A, File
No. 2-61564, as filed with the Securities and Exchange
Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption
"Accountants.



New York, New York
October 24, 1995


00250122.AC3